FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2005

TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14157 (Commission File Number)	36-2669023 (IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 13, 2005, Telephone and Data Systems, Inc. ("TDS") distributed one Special Common Share for each Common Share and Series A Common Share held of record as of April 29, 2005 (the "Distribution"). See Item 8.01 and Exhibit 99.1 below.

Section 8.8 of the TDS Amended and Restated 2004 Long-Term Incentive Plan ("2004 Plan") provides that, in the event of a stock dividend, (i) the number and class of securities available under the 2004 Plan and the maximum number of securities with respect to which awards may be granted during any three-year period to any employee, and the number and class of securities deemed to be held in each deferred compensation account shall be adjusted by the Long-Term Compensation Committee ("Committee"); (ii) the number and class of securities subject to an outstanding restricted stock unit award shall be adjusted by the Committee and (iii) each holder of an option shall be entitled to receive upon the exercise of the option, at a price determined by the Committee in its sole discretion, such shares of stock or other securities, the value of which shall be determined by the Committee to be equivalent to the value of shares of stock to which the holder would be entitled had the holder exercised such option prior to the occurrence of such event.

As a result of the Distribution, the Committee took action to adjust rights under the 2004 Plan as follows effective as of the end of the business day on May 13, 2005:

(i)      each option to purchase Common Shares granted under the 2004 Plan which is outstanding as of the end of the business day on May 13, 2005 was adjusted to provide that, upon the exercise of such option at the exercise price in effect immediately prior to the adjustment and pursuant to the terms and conditions of the 2004 Plan and agreement relating thereto, the holder thereof will receive one Common Share and one Special Common Share for each Common Share subject to the option;

(ii)     each restricted stock unit award granted under the 2004 Plan which is to be settled in Common Shares and which is outstanding as of the end of the business day on May 13, 2005 was adjusted to provide that, upon settlement of such restricted stock unit award pursuant to the terms and conditions of the 2004 Plan and agreement relating thereto, the holder thereof will receive one Common Share and one Special Common Share for each Common Share subject to the restricted stock unit award;

(iii)    each deferred compensation account under the 2004 Plan was adjusted so that, in addition to the number of whole and fractional phantom Common Shares credited to such deferred compensation account as of the end of the business day on May 13, 2005, such deferred compensation account shall be deemed to hold an equal number of whole and fractional phantom Special Common Shares; and

(iv)    deferred compensation accounts were adjusted such that any "deferred amounts" (as defined in the 2004 Plan), and any employer match awards attributable thereto, credited to a deferred compensation account on or after May 16, 2005 shall be deemed to be invested in whole and fractional phantom Special Common Shares.

As a result of the foregoing action, the options, restricted stock unit awards and deferred compensation accounts of executive officers of TDS were adjusted as provided in clauses (i) through (iv).

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Item 8.01. Other Events.

On May 13, 2005, Telephone and Data Systems, Inc. issued a news release announcing certain matters relating to the stock dividend of Special Common Shares. A copy of the news release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)      Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date:   May 16, 2005

By:	/s/ D. Michael Jack

D. Michael Jack
Senior Vice President and Corporate Controller

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EXHIBIT INDEX The following exhibits are filed herewith as noted below.

Exhibit Number	Description of Exhibit
99.1	Telephone and Data Systems, Inc.'s news release, dated May 13, 2005 regarding certain matters relating to the stock dividend of Special Common Shares

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